Exhibit 10.3

EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 21st day of December, 2001

BETWEEN:

OncoGenex Technologies Inc., a Corporation incorporated under the laws of Canada and having an office at Vancouver, British Columbia

(together with any subsidiaries hereinafter referred to as the “Company”)

OF THE FIRST PART

AND:

Scott D. Cormack, executive, domiciled at Calgary, Alberta

(hereinafter referred to as the “Executive”)

OF THE SECOND PART

WHEREAS the Company is a biotechnology company engaged in the development of therapeutics and diagnostics for cancer;

AND WHEREAS the Company and the Executive wish to enter into this Employment Agreement under the terms and conditions herein;

AND WHEREAS during the course of the Executive’s employment with the Company, the Executive will be introduced to, have contact with, and his/her services may be solicited by, one or more of the clients of the Company;

AND WHEREAS the Executive will acquire knowledge, experience and expertise, as well as detailed knowledge of the Company’s confidential customer and supplier lists and information, marketing techniques, price lists, trade secrets and other property which is and shall be the property of the Company, and the disclosure, loss or, unauthorized use of which would substantially harm the business of the Company;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

TERM OF EMPLOYMENT

1.1           The term of employment under this Agreement shall commence on January 1st, 2002 (the “Effective Date”) and shall be for an indefinite term, subject to termination as provided for in Article 7 hereof. In accordance with the other terms of this Agreement, the Executive shall devote himself full-time to his employment duties and responsibilities with the Company.

ARTICLE 2

DUTIES AND RESPONSIBILITIES

2.1           The Executive shall serve the Company as an executive officer in the position of President and Chief Executive Officer.

2.2           The Executive shall report to the Board and shall undertake and perform the following duties and responsibilities:

(a)           actively engage with the Board to ensure that the initiatives of the management team are aligned with the strategic direction and objectives for the Company that have been established by the Board;

(b)           provide overall direction for the Company in order for it to implement agreed strategies in order to meet Company goals and objectives;

(c)           make decisions in line with organizational goals, leading to desired results, and will be responsible and accountable for results;

(d)           create and sustain the organizational culture and environment needed to achieve objectives and results and recruit and retain a high performance operating team;

(e)           oversee the management and administration of the Company; and

(f)            perform such other duties and responsibilities as may be assigned or vested in him by the Board from time to time and which are consistent with the duties and responsibilities of a President and Chief Executive Officer.

2.3           The Executive agrees, during the continuance of his employment, to devote his entire working time, services, skill and ability to such employment and to serve at all times with loyalty and honesty in the best interests of the Company. Subject to this Section 2.3, the Executive may engage in other activities for any charitable or other non-profit institution and may accept External Directorships. For the purposes of this Section 2.3, “External Directorships” shall mean any board of directors, advisory board or counsel for a for-profit organization. Attached hereto as Appendix B are the Executive’s External Directorships, as amended from time to time. The Executive, at his sole discretion, shall be permitted to terminate such External Directorships and, with the prior approval of the Board, accept other External Directorships, provided always that i) such External Directorships shall not exceed three (3); ii) such External Directorships shall comply with the non-competition provisions contained in Article 8 hereof; iii) the Executive will not devote more than six (6) one-half (0.5) days per board per year; and, iv) such External Directorships do not materially and adversely affect the Executives ability to perform his functions in accordance with this Agreement, in which case, such number of External Directorships as authorized herein may be reduced in number by the Board such that the Executive is able to perform his functions in accordance with this Agreement.

ARTICLE 3
BASE COMPENSATION

3.1           In consideration of the services provided by the Executive hereunder, the Company shall, as of the Effective Date, pay to the Executive an annual base salary in the amount of One Hundred and Seventy Thousand Dollars ($170,000) as increased from time to time in accordance with Section 3.2 (“Base Salary”), payable in such manner as may be agreeable to the Parties and in compliance with any applicable legislation. Upon Relocation (as defined in Section 6.1), the Executive’s Base Salary will be increased to One Hundred and Ninety Thousand Dollars ($190,000).

3.2           Such Base Salary shall be reviewed by the Compensation Committee of the Board every twelve (12) months based on the Executive’s performance, corporate cash flow, achievement of corporate objectives and in accordance with Company policies. Any recommended increase shall first be approved by the Board.

3.3           The Executive shall be eligible to participate in any bonus plans (“Bonus”) offered by the Company to its executives in accordance with the terms thereof as established by the Board and as amended from time to time. Initially, the Executive shall be eligible for a Bonus constituting 40% of the Base Salary. Such Bonus shall constitute a contractual obligation and shall be considered as part of the Executive’s compensation. The Bonus shall be based on mutually agreed upon objectives as established by the Board and the Executive, both acting reasonably. Any Bonus awarded for the Executive’s performance during the 12 month period immediately following the Effective Date will be allocated to the achievement of particular milestones and overall performance as described in Appendix A. New milestones for the Bonus in subsequent fiscal years will be set on an annual basis by the Compensation Committee and approved by the Board.

ARTICLE 4
INCENTIVE COMPENSATION

4.1           The Executive shall participate in the Company’s share option plan (the “Plan”) as set forth in Appendix C attached hereto and in accordance with its terms as amended from time to time.

4.2           Notwithstanding the terms of the Plan, if the Company notifies the Executive of the termination, without just cause, of his employment, or the Executive resigns as a result of Constructive Dismissal (as defined in Section 7.3 hereof), any options (“Options”) to purchase shares in the capital of the Company which have been granted to the Executive, whether under the Plan or otherwise, and which have not yet vested, shall automatically vest and be exercisable upon the date of such notification and the Executive shall be entitled to exercise such Options along with any other Options which had previously vested but were unexercised at the time of notification of termination within a period of 120 days after such notification, but not thereafter.

4.3           Notwithstanding the terms of the Plan, upon the occurrence of a Change of Control (as defined in the Plan attached hereto as Appendix C), then one half of any Options under the Plan or otherwise which have not yet vested at the time of the Change of Control shall automatically vest upon the date of closing of the sale or issuance of the securities triggering the Change of Control. In addition, if the Executive is terminated without just cause after such Change of Control, all remaining Options under the Plan or otherwise which have not yet vested shall automatically vest. The Executive shall be entitled to exercise the Options which vest pursuant to the application of this Section 4.3 together with any Options which had previously vested but were not yet exercised at the time of the Change of Control.

4.4           Notwithstanding the terms of the Plan, if the Company completes a Qualified IPO (as defined in the Plan), then three quarters of any of the Options whether under the Plan or otherwise which have not yet vested at the time of the Qualified IPO shall automatically vest on the date the Company becomes a reporting issuer. The Executive shall be entitled to exercise the Options which vest pursuant to the application of this Section 4.4 together with any Options which had previously vested but were not yet exercised at the time of the Qualified IPO.

4.5           The exercise of any Options shall at all times be subject to obtaining any applicable regulatory or legal approval.

4.6           Except as otherwise provided in Article 4 herein, the terms of the Plan shall govern. In the event of any inconsistency between the Plan and Article 4 herein, the terms of this Article 4 shall prevail.

ARTICLE 5
BENEFITS

5.1           Group Insurance and Pension

The Executive shall be eligible for any group medical, dental, insurance and pension programs applicable to the executives of the Company, upon the establishment of such programs by the Company and as per the terms and conditions of such programs. The Company hereby undertakes to establish as soon as possible, a medical, dental and insurance program covering, at a minimum, 80% of such costs. The Company hereby agrees to pay or reimburse the Executive for provincial health care programs not paid through source deductions.

5.2           Vacation

The Executive shall be entitled to 20 Business Days (as defined in Section 12.11) of annual paid vacation during each year. Unused vacation may not be carried over for more than twelve months after the completion of each fiscal year.

5.3           Expenses

The Executive shall be reimbursed for all out-of-pocket expenses incurred on behalf of the Company within 15 days following receipt of an expense report received by the Company in respect of such expenses.

ARTICLE 6

RELOCATION OF THE EXECUTIVE

6.1           Timing

The Executive shall relocate to the City of Vancouver, or other centre proximal to the City of Vancouver within eight (8) months after the Effective Date (the “Relocation”); provided, however that the Executive shall not be required to relocate until 30 days following the Second Closing as defined in the Investment Agreement of even date herewith. Notwithstanding the immediately preceding sentence, and subject to Section 6.2 and Section 6.3, the Executive may at his sole discretion, relocate in accordance with this Article 6 prior to the Second Closing as defined in the Investment Agreement of even date herewith.

6.2           Moving Expenses

The Company shall reimburse the Executive for all out-of-pocket expenses in respect of the Relocation up to a maximum of Twenty-Five Thousand Dollars ($25,000).

6.3           Relocation Loan

In consideration for the difference between housing prices in the Executive’s current city of residence and the City of Vancouver, the Company shall advance to the Executive, an interest-free loan (the “Loan”) in an amount representing the difference between the Executive’s current residence and a similar residence in the City of Vancouver, considering equivalent neighborhoods and locations; provided, however that the Loan shall not exceed One Hundred and Fifty Thousand Dollars ($150,000). The Loan shall be repayable to the Company over a term of Ten (10) years except if the CEO resigns or is terminated for just cause in which case the loan shall be repayable in full within 60 days of such resignation or termination. The Company shall increase the Executive’s Base Salary, such that the Executive shall not be out-of-pocket for any taxes payable as a result of the Loan being considered a taxable benefit.

ARTICLE 7
TERMINATION OF THIS AGREEMENT

7.1           Notwithstanding any other provisions herein but subject to Section 12.8 hereof, and without prejudice to rights accrued to the Executive to the Date of Termination (as defined herein), this Agreement shall terminate automatically upon the death of the Executive or on the Date of Termination. The “Date of Termination” will be, as applicable, the date the Company terminates the Executive in accordance with Section 7.2, or the date the Company requests the Executive to cease his duties under this Agreement or the Executive resigns for Constructive Dismissal in accordance with Section 7.4 hereof, or the date the Executive commences his retirement in accordance with Section 7.5 hereof, or the date determined in accordance with Section 7.6 hereof.

7.2           Nothing in this Agreement shall restrict or impair the Company’s right to terminate the employment of the Executive without compensation:

(a)           at any time by notice in writing from the Company to the Executive for just cause, which without limiting the generality of the foregoing, shall include:

(i)            serious misconduct;

(ii)           breach of fiduciary duty;

(iii)          failure to obey the lawful direction of the Board;

(iv)          fraud;

(v)           theft;

(vi)          willful breach or habitual neglect of significant and material duties the Executive is required to perform; and

(vii)         material breach of a restrictive covenant of this Agreement.

(b)           the Executive declines to relocate to Vancouver in accordance with Article 6;

(c)           if the Executive shall become permanently disabled, at any time by notice in writing from the Company to the Executive. For purposes of this subsection 7.2 (c), the Executive shall be deemed to be permanently disabled immediately following:

(i)            any period of 365 consecutive days during which he is prevented, notwithstanding reasonable efforts to accommodate the disability, from performing his essential duties as an executive of the Company for more than 182 days in the aggregate by reason of illness or mental or physical disability; or

(ii)           his being found of unsound mind or incapable of managing his own affairs by the final judgement or order of a court of competent jurisdiction.

7.3           For the purposes of this Agreement, “Constructive Dismissal” shall be deemed to have occurred if there exists any material adverse change without the prior written consent of the Executive in the title, status, position, job function, compensation or reporting responsibilities of the Executive from those current on the Effective Date.

7.4           At any time, the Company may terminate the Executive in accordance with this Section 7.4. In the event employment of the Executive is terminated by the Company for reasons other than for just cause, or the Executive resigns as a result of a Constructive Dismissal, the Executive shall be entitled to the following:

(a)           twelve (12) months compensation in lieu of notice inclusive of Base Salary and Bonus (the “Severance”), which Severance will be calculated as an average of the Base Salary plus Bonus paid to the Executive in the two year period (or such lesser period as is applicable in the event the Executive is terminated in accordance with this Section 7.4 less than 2 years from the Effective Date) immediately prior the commencement of the Severance Period (as defined herein). The foregoing amounts may be paid to the Executive in a lump sum or by salary continuance for the twelve (12) month period following termination (such twelve month period being the “Severance Period”) at the Company’s sole discretion;

(b)           any payment to the Executive under this Section 7.4 shall be deemed to include all required termination and/or severance payments pursuant to the provisions of the Employment Standards Act (British Columbia) as amended from time to time; and

(c)           to the extent that such insurance plans permit, continued entitlement under all group medical, dental and insurance plans, excluding short and long term disability plans and pension plan, to which the Executive is entitled at the time of termination of employment; such continuation of benefit entitlement shall be for a period equal to the Severance Period or until the date the Executive becomes employed elsewhere wherein comparable benefits are provided, whichever date comes first. To the extent the continuance of certain benefit plans is not permitted including short and long term disability, the Company shall pay to the Executive, no later than thirty (30) days after the Date of Termination, an amount equal to fifteen per cent (15%) of the Executive’s Base Salary in effect immediately prior to the Date of Termination for the Severance Period.

7.5           This Agreement is terminated, without prejudice to rights accrued to the Executive to the Date of Termination, when the Executive commences his retirement.

7.6           The Executive may, by providing two months notice in writing to the Company (the “Notice Period”), terminate this Agreement and his employment with the Company. In such circumstance, the Company may request that the Executive cease duties prior to the expiry of the Notice Period. The Company shall, in such event, pay to the Executive an amount equal to the difference between what the Executive would have received had the employment of the Executive been continued for the Notice Period and the amount actually paid by the Company to the Executive during the Notice Period. In the event the Executive provides such notice to the Company, the “Date of Termination” shall mean the last day on which the Executive works for the Company.

ARTICLE 8
NON-COMPETITION

8.1           During the term of this Agreement and for twelve (12) months following the termination of this Agreement, the Executive will not, within Canada or the United States, without the written consent of the Company:

(a)           own or have any interest directly in, save and except for an interest of less 5% in a publicly traded company;

(b)           act as an officer, director, agent, employee or consultant of; or

(c)           assist in any way or in any capacity,

any person, firm, association, syndicate, partnership, joint venture, collaboration, corporation or other entity that is engaged in a business that is substantially similar to or that competes with the Business.

8.2           The term “Business” as used herein means the development and commercialization of the Company Intellectual Property and such other business plans as approved by the Board from time to time.

ARTICLE 9
NON-SOLICITATION

9.1           The Executive will not, for a period of twelve (12) months from the Date of Termination of this Agreement:

(a)           directly or indirectly, either personally, through an agent or by letters, circulars or advertisements, contact for the purpose of solicitation or actually solicit any person, firm, association, syndicate, joint venture, collaboration, corporation, business entity or crown corporation who/which is or was a customer of the Company on or at any time within the two years before the Date of Termination of this Agreement, or who was scheduled to become a customer of the Company within twelve months prior to the Date of Termination of this Agreement.

(b)           induce or attempt to induce any person:

(i)                  who was an employee of the Company at the Date of Termination of this Agreement; or

(ii)                 who has been, during the six months before the Date of Termination, an employee of the Company;

to leave the employ of the Company, whether to join the Executive in a similar enterprise or otherwise.

(c)           either directly or indirectly, solicit, divert or take away any staff, temporary personnel, trade, or business from the Company, or otherwise compete for accounts or personnel which become known to him or her through his or her relationship with the Company and agrees not to influence or attempt to influence any of the Company’s customers, suppliers, or resellers or personnel not to do business with the Company or take any action which may be reasonably foreseen to result in harm to the Company.

ARTICLE 10
CONFIDENTIALITY

Delivery of Records

10.1         Any and all computer code, data, notes, diagrams, reports, notebook pages, memoranda, and like materials, including Confidential Information, as defined in Section 10.3 below, received from or developed for the Company and any copies or excerpts thereof shall remain the property of the Company. Upon the termination of the Executive’s relationship with the Company as established under this Agreement, or at any time during the term hereof at the request of the Company, the Executive shall deliver to the Company all such materials and other property belonging to the Company or developed in connection with the Business.

Confidentiality

10.2         In the course of carrying out and performing his or her duties and responsibilities to the Company, the Executive shall obtain access to and be entrusted with Confidential Information, as defined in Section 10.3 below, relating to the Business.

10.3         The term “Confidential Information” as used in this Agreement means all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee or consultant of the Company or received by the Company from an outside source which is maintained in confidence by the Company or from any of its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information. Without limiting the generality of the foregoing, Confidential Information includes:

(a)           any ideas, improvements, know-how, research, inventions, innovations, products, services, sales, scientific or other formulae, patterns, processes, methods, machines, manufactures, compositions, processes, procedures, tests, treatments, developments, technical data, designs, devices, patterns, concepts, computer programs, computer code, creative development, training or service manuals, plans for new or revised services or products or other plans, items or strategy methods on compilation of information, or works in process that relate to the Business, or that result from its marketing, research and/or development activities;

(b)           any information relating to the relationship of the Company with any clients, customers, suppliers, principals, contacts or prospects of the Company and any information relating to the requirements, specifications, proposals, orders, contracts or transactions of or with any such clients, customers, suppliers, principals, contacts or prospects of the Company, including but not limited to client lists;

(c)           any sales plan, marketing material, plan or survey, business plan or opportunity, product or service development plan or specification, business proposal or business agreement; and

(d)           any information relating to the present or proposed Business.

10.4         The Executive agrees that the Confidential Information is and will remain the exclusive property of the Company. The Executive also agrees that the Confidential Information:

(a)           constitutes a proprietary right which the Company is entitled to protect; and

(b)           constitutes information and knowledge not generally known to the trade.

10.5         The Executive understands that the Company has from time to time in its possession information belonging to others or which is claimed by others to be confidential or proprietary and which the Company has agreed to keep confidential. The Executive agrees that all such information shall be Confidential Information for the purposes of this Agreement.

10.6         For purposes of the copyright laws of the United States of America, to the extent, if any, that such laws are applicable to any Confidential Information, it shall be considered a work made for hire and the Company shall be considered the author thereof.

10.7         The Executive acknowledges and agrees that any Confidential Information disclosed to the Executive is in the strictest confidence and the Executive agrees to maintain and hold in strict confidence all Confidential Information disclosed to him or her. The disclosure of any such Confidential Information by the Executive in any form whatsoever except (i) as required in performance by the Executive of his duties hereunder and in furtherance of the best interest of the Company, (ii) as authorized by the Company including under a Company approved non-disclosure agreement, or (iii) as permitted under section 10.10 of this Agreement, is and shall be considered a fundamental breach of this Agreement and shall entitle the Company to terminate immediately this Agreement without further payment to the Executive.

10.8         Except in accordance with this Article 10, the Executive shall not:

(a)           duplicate, transfer, disclose or use nor allow any other person to duplicate, transfer or disclose any of the Confidential Information; or

(b)           incorporate, in whole or in part, within any domestic or foreign patent application that is not for the benefit of the Company, any proprietary or Confidential Information disclosed to the Executive by the Company.

10.9         The Executive will safeguard all Confidential Information to which the Executive has access at all times so that it is not exposed to or used by unauthorized persons, and will exercise at least the same degree of care that he would use to protect his or her own confidential information.

10.10       The restrictive obligations set forth above shall not apply to the disclosure or use of any Confidential Information which:

(a)           is or later becomes publicly known under circumstances involving no breach of this Agreement by the Executive;

(b)           is already known to the Executive outside his or her work for the Company at the time of receipt of the Confidential Information;

(c)           is lawfully made available to the Executive by a third party; or

(c)           is required by law to be disclosed but only to the extent of such requirement and the Executive shall immediately notify in writing the Board of the Company upon receipt of any request for such disclosure.

ARTICLE 11
INTELLECTUAL PROPERTY

11.1         As used in this Article 11, the following words and phrases are defined as follows:

(a)           “UBC Licenses” means the licenses entered into by the University of British Columbia and the Company effective November 1, 2001 which define the terms under which the Company has acquired an exclusive license to certain technology.

(b)           “Company Intellectual Property” means all ideas, concepts, business and trade names, trademarks, know-how, trade secrets, inventions, improvements, devices, methods, processes and discoveries, whether patentable or not, and whether or not reduced to writing or other tangible form or to actual or constructive practice which either:  (i) are part of the technology licensed to the Company under the UBC Licenses; or (ii) are otherwise developed or acquired on behalf of or by the Company.

11.2         The Executive acknowledges and agrees that the Company is currently engaged in the development and commercialization of the Company Intellectual Property (the “Technology”). In consideration of the Executive’s employment by the Company, the Executive hereby transfers and assigns to the Company all intellectual property rights, arising during the term of this Agreement in and to all ideas, know-how, discoveries, inventions, documents or other information relating to the Technology as well as any copyright and other rights in any designs, plans, specifications, documents or other work relating to the Technology.

11.3         The Executive agrees that any and all ideas, discoveries, inventions and improvements thereon (“Inventions”) which he may conceive or make during the period of his employment, either alone or jointly with others, whether or not reduced to practice, relating or in any way appertaining to or connected with the Technology shall be the sole and exclusive property of the Company. The Executive will, whenever so requested by the Company, execute any and all applications, assignments, and other instruments which the Company shall deem necessary in order to apply for and obtain letters patent of Canada or foreign countries for said Inventions or for any other reason.

11.4         The Executive further acknowledges and agrees that all copyright and other rights in any designs, plans, specifications, documents or other work (“Work”) he creates during the period of his employment with the Company, whether or not such Work is created in the course of his employment, relating to the Technology or to the Business, shall be the sole and exclusive property of the Company. The Executive hereby assigns all such rights to the Company. The Executive will, whenever so requested by the Company, execute any and all applications, assignments, and other instruments which the Company shall deem necessary in order to apply for and obtain registration of copyright in any Work in Canada or foreign countries.

11.5         The Executive waives all moral rights or author’s rights in any Work he may create.

11.6         At the commencement of his employment, and at all times during the term of this Agreement, the Executive will promptly disclose to the Company all Inventions he has conceived or created, whether in the course of his employment or otherwise, relating to the Business.

11.7         The foregoing obligations shall continue beyond the termination of the term of this Agreement with respect to any and all Inventions or Work conceived or made by the Executive during the term hereof and shall be binding on the Executive’s assigns, executors, administrators or other legal representatives.

ARTICLE 12

MISCELLANEOUS

12.1         This Agreement shall be the whole and complete agreement between the Parties with respect to the employment of the Executive; it replaces and supersedes any and all previous verbal or written agreements that may have been entered into, and may not be amended or modified except by written amendment signed between the Parties hereto.

12.2         In the event that any part of this Agreement shall be determined at any time to be invalid, such provisions shall be deemed severable and deleted herefrom and the remainder of this Agreement shall constitute the whole agreement of the Parties hereto and shall, except as hereinbefore provided, continue in full force and effect.

12.3         The Executive hereby confirms that he is not a party to any agreement or under any other obligation to anyone, including any former employer nor does the Executive have any other interest which is inconsistent with or in conflict with or which would prevent, limit or impair the Executive’s performance of any obligations hereunder which the Executive has not disclosed in writing to the Company. The Executive acknowledges that the Company is not requesting the Executive disclose any confidential information which the Executive may have obtained from a former employer.

12.4         The Executive acknowledges that a breach by the Executive of any of the covenants contained in sections 8, 9, 10 and 11 of this Agreement shall result in damages to the Company and that the Company could not be adequately compensated for such damages by a monetary award. Accordingly, in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, temporary or permanent injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

12.5         The Executive acknowledges that the restrictions contained in sections 8, 9, 10 and 11 are reasonable and valid and the Executive hereby waives all defences to the strict enforcement thereof by the Company.

12.6         The Executive acknowledges that he has had independent legal advice regarding the execution of this Agreement and that he understands the contents of this agreement and that he or she is executing the same voluntarily and without pressure from the Company or anyone on its behalf.

12.7         This Agreement shall enure to the benefit of and be binding upon the Parties hereto, their respective successors, heirs, representatives, administrators and the assigns of the Company. The Executive shall not assign or transfer this Agreement or any of his rights or obligations hereunder.

12.8         The provisions of Articles 4, 8, 9, 10, 11 and 12 shall survive the termination of this Agreement.

12.9         Any amount payable under this Agreement shall be paid in Canadian currency.

12.10       This Agreement shall be governed by and construed according to the laws of the Province of British Columbia, and both Parties hereby agree that the Courts of the Province of British Columbia have exclusive jurisdiction in any dispute, action, cause or action or otherwise that may arise from this Agreement.

12.11       Any notice or other communication or writing required or permitted to be given under this Agreement or for the purposes of this Agreement shall be in writing and shall be sufficiently given if delivered personally, or if transmitted by facsimile transmission (with original to follow by mail) or other form of recorded communication, tested prior to transmission, to:

(a)           if to the Company:

D-9, 2733 Heather Street

Vancouver, British Columbia V5Z 3J5

Telephone:     604-875-5686

Facsimile:      604-875-5604

Attention:      Dr. Martin Gleave

(b)           if to the Executive:

Scott D. Cormack

409 – 18 Avenue N.W.

Calgary, Alberta T2M 0T5

Telephone:     403-284-3646

Facsimile:      403-283-6753

or to such other address as the party to whom such notice is to be given shall have last notified the party giving the same in the manner provided in this Section. Any notice so delivered shall be deemed to have been given and received on the day it is so delivered at such address, provided that such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following the day it is so delivered. Any notice so transmitted by facsimile transmission or other form of recorded communication shall be deemed to have been given and received on the day of its confirmed transmission (as confirmed by the transmitting medium), provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day. “Business Day” means any day that is not a Saturday, Sunday or civic or statutory holiday in the Province of British Columbia;

12.12       No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party and approved by the Board in the case of the Company. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise provided.

IN WITNESS WHEREOF this Agreement has been executed the 21 day of December,  2001 by the parties hereto.

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
)
/s/ [illegible]	)	/s/ Scott Cormack
Witness))		SCOTT D. CORMACK

ONCOGENEX TECHNOLOGIES INC.

/s/ Martin Gleave

APPENDIX A

ONCOGENEX TECHNOLOGIES INC.

Bonus Plan – Milestones

Any bonus paid will be allocated to the achievement of particular milestones and overall performance as follows:

(a)   20% of Base Salary for successfully filing an IND for OGX-011

(b)   10% of Base Salary for selection, as approved by the Board, of a second product for pre-clinical development

(c)   5% of Base Salary for overall company performance.

(d)   5% of Base Salary for the completion of at least one additional licensing agreement with UBC, other academic institution or company which results in the company acquiring additional drug target(s) or therapeutic(s).

APPENDIX B

EXTERNAL BOARD APPOINTMENTS

1)             Salpep Biotechnology Inc.

2)             Kinexus Bioinformatics Corporation

3)             Milestone Medica Corporation Advisory Board

APPENDIX C

ONCOGENEX TECHNOLOGIES INC.

STOCK OPTION PLAN

SCHEDULE ”A”

ONCOGENEX TECHNOLOGIES INC.

STOCK OPTION PLAN

OPTION AGREEMENT

This Option Agreement is entered into between OncoGenex Technologies Inc. (the “Company”) and the Optionee named below pursuant to the Company Stock Option Plan as amended (the “Plan”), a copy of which is attached hereto, and confirms that:

1.             on January 1, 2002 (the “Grant Date”);

2.             Scott D. Cormack (the “Optionee”);

3.             was granted the option (the “Option”) to purchase 570,000 common shares (the “Option Shares”) of the Company;

4.             for the price (the “Option Price”) of $0.80 per share;

5.             which shall be exercisable (“Vested”) in whole or in part in the following amounts on or after the following dates:

i)      as to 140,000 shares, as at the Effective Date of the Optionee’s Employment Agreement.

ii)     as to 26,875 shares, at the end of every calendar quarter starting on March 31, 2002.

6.             terminating on the January 1, 2009 (the “Expiry Date”);

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Option Shares have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

In order to exercise this Option, the Optionee must deliver to the Company:

(a)           a notice of exercise in the form attached hereto as Exhibit No. 1, duly completed and executed together with a certified cheque for payment for all Option Shares in respect of which the Option is exercised; and

(b)           if required by the Company in order for the Company to comply with the Shareholders’ Agreement (as defined in the Plan), a counterpart to the Shareholders’ Agreement in a form acceptable to the Company duly and originally executed by the Optionee.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the 1st day of January , 2002.

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
)
)
Witness	)	OPTIONEE

ONCOGENEX TECHNOLOGIES INC.

EXHIBIT NO. 1 TO OPTION AGREEMENT

EXERCISE FORM

TO:                         OncoGenex Technologies Inc.

D-9, 2733 Heather Street

Vancouver, British Columbia V5Z 3J5

Telephone:      604-875-5686

Facsimile:       604-875-5604

Attention:        Dr. Martin Gleave

I, the undersigned holder of the attached Option Agreement with OncoGenex Technologies Inc. (the “Company”), hereby exercise my Option and agree to acquire              common shares of the Company (the “Acquired Shares”) and enclose a certified cheque in the amount of $              representing the exercise price (Option Price multiplied by number of shares being acquired) for the Acquired Shares.

I hereby request that the Company issue the Acquired Shares to me under the OncoGenex Technologies Inc. Stock Option Plan and irrevocably direct that the Acquired Shares be issued registered in the following name and address and delivered as follows:

Name in Full	Registered Address	Delivery Address

(PLEASE PRINT IN FULL THE NAME IN WHICH CERTIFICATES ARE TO BE ISSUED.)

DATED this          day of                              ,           .

Signature of Optionee

Name of Optionee

EMPLOYMENT AMENDING AGREEMENT

THIS AGREEMENT, made as of the 10th day of August, 2005

BETWEEN:

ONCOGENEX TECHNOLOGIES INC. a corporation incorporated under the laws of Canada and having an office at Vancouver, British Columbia

(together with any subsidiaries hereinafter referred to as the “Company”).

OF THE FIRST PART

AND:

SCOTT CORMACK, an individual residing in Richmond, British Columbia

(hereinafter referred to as the “Executive”)

OF THE SECOND PART

WHEREAS the Company and the Executive entered into an employment agreement dated December 21, 2001 (the “Employment Agreement”) relating to the employment of the Executive;

AND WHEREAS the Company and the Executive wish to amend the terms of the Employment Agreement as provided herein;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.             CONSTRUCTION

Terms having a capitalized first letter and not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement.

2.             AMENDMENT

2.1           Article 3.1 of the Employment Agreement is hereby deleted and replaced with the following:

“3.1         In consideration of the services provided by the Executive hereunder, the Company shall, as of January 1, 2006, pay to the Executive an annual base salary in the amount of Two Hundred and Eighty Thousand Dollars ($280,000) as increased from time to time in accordance with Section 3.2 (“Base Salary”), payable in such manner as may be agreeable to the Parties and in compliance with any applicable legislation.”

2.2           Article 4.2 of the Employment Agreement is hereby deleted and replaced with the following:

“4.2         Notwithstanding the terms of the Plan, if the Company notifies the Executive of the termination, without just cause, of his employment, or the Executive resigns as a result of Constructive Dismissal (as defined in Section 7.3 hereof), any options (“Options”) to purchase shares in the capital of the Company which have been granted to the Executive i) prior to July 13, 2005, whether under the plan or otherwise, and which have not yet vested, shall automatically vest and be exercisable upon the date of such notification and the Executive shall be entitled to exercise such Option within a period of 7 years from the grant date of such options, but not thereafter, ii) after July 13, 2005, whether under the Plan or otherwise, and which at the date of termination were vested, shall be exercisable by the Executive until the expiry date specified in the Option agreement or the date which is 365 days after such notification, whichever is sooner, but not thereafter.”

3.             GENERAL

The Employment Agreement as amended by this Agreement comprises the entire agreement between the Parties with respect to the Executive’s provision of services to the Corporation and replaces and supersedes any and all previous verbal or written agreements that may have been entered into.  For clarity, except as provided in Article 2 herein, the Employment Agreement remains unamended and in full force and effect between the parties to this Agreement.  This Agreement may not be amended or modified except by written amendment signed between the Parties hereto.

This Agreement may be executed by the parties in separate counterparts and by facsimile, each of which such counterparts when so executed and delivered shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

ONCOGENEX TECHNOLOGIES INC.

	Per:	/s/ Martin Gleave
(Authorized Signatory)

/s/ Sherry Tryssenaar	/s/ Scott Cormack
Witness	SCOTT CORMACK
S. Tryssenaar